EXHIBIT E

                        OPINION AND CONSENT OF ACTUARY


      On behalf of AIG Life Insurance Company, I hereby consent to the inclusion of the section entitled "Illustration of Policy Values", and the Table of Minimum and Maximum Face Amounts in a Registration Statement of Form S-6 registering Group Variable Life Insurance Policies. The illustrations have been prepared in accordance with standard actuarial principles and reflect the operation of the Policy by taking into account all charges under the Policy and in the underlying fund.



                                    /s/Michael J. Burns
                                    ---------------------------
                                    Michael J. Burns, FSA, MAAA

Dated: August 20, 1997